Exhibit 99.1

China GengSheng Minerals Joins The Federation for
International Refractory Research and Education as an Industrial
Partner

GONGYI, China, November 9, 2010 – China GengSheng Minerals, Inc. (NYSE AMEX:CHGS), a leading China-based high-tech industrial materials manufacturer producing heat resistant, energy efficient materials for a variety of industrial applications, today announced that the company has become an industrial partner with The Federation for International Refractory Research and Education (“FIRE”).

FIRE is a non-profit organization incorporated in Canada, whose members include ten academic institutions and twelve manufacturers, suppliers, users and other service providers that are active in the field of refractories and refractory technologies. FIRE’s stated mission is to fund international studies and research activities in the field of refractories, to support academic education by promoting student exchanges and generating double (multiple) degree programs, and to pool the expertise, the experience and the willingness of the most competent persons, institutions and companies worldwide in the field of refractories.

“The advancement of the refractory industry requires an ongoing commitment to the technical education of the workforce, and to open academic and professional exchange,“ commented Mr. Shunqing Zhang, China GengSheng's Chairman and Chief Executive Officer. “As the first Chinese refractory manufacturer accepted for industrial membership in FIRE, we believe we have a great opportunity to better understand the developing trends in the global refractory market, exchange ideas with academic and corporate partners to maintain our technological leadership in the Chinese refractory market, and leverage networking opportunities to help the Company gain prominence in the global refractories market. We believe this partnership, which places GengSheng alongside refractory industry leaders such as Alcoa, Calderys and RioTinto Alcan, will provide us with technical and other resources that will help GengSheng advance its position within the Chinese refractory market and continue to execute on its long-term growth strategy.”

About China GengSheng Minerals, Inc.

China GengSheng Minerals, Inc. ("GengSheng") develops, manufactures and markets a broad range of high-tech industrial material products, including monolithic refractories, industrial ceramics and fracture proppants. A market leader offering customized solutions, GengSheng sells its products primarily to the iron-and-steel industry as heat-resistant components for steel-making furnaces, industrial kilns and other high-temperature vessels to guarantee and improve the productivity of those expensive pieces of equipment while reducing their consumption of energy. Founded in 1986 and based in China's Henan province, GengSheng currently has over 200 customers in the iron, steel, oil, glass, cement, aluminum and chemical businesses located in China and other countries. GengSheng conducts business through GengSheng International Corporation, a British Virgin Islands company, and its Chinese subsidiaries, which are Henan GengSheng Refractories Co., Ltd., Zhengzhou Duesail Fracture Proppant Co., Ltd., Henan GengSheng Micronized Powder Materials Co., Ltd, Guizhou SouthEast Prefecture Co., Ltd., GengSheng New Materials Co., Ltd, and Henan GengSheng High Temperature Materials Co., Ltd.

For more information about the Company, please visit http://www.gengsheng.com.

To be added to the Company’s email distribution for future press releases, please send your request to gengsheng@tpg-ir.com.

Note Regarding Forward-Looking Statements

This filing contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are only predictions and are not guarantees of future performance. Investors are cautioned that any such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties, certain assumptions and factors relating to the operations and business environments of China GengSheng Minerals, Inc. and its subsidiaries that may cause the actual results of the companies to be materially different from any future results expressed or implied in such forward-looking statements. Although China GengSheng Minerals, Inc. believes that the expectations and assumptions reflected in the forward-looking statements are reasonable based on information currently available to its management, China GengSheng Minerals, Inc. cannot guarantee future results or events. China GengSheng Minerals, Inc. expressly disclaims a duty to update any of the forward-looking statement

Contacts:
The Piacente Group, Inc.
Investor Relations
Brandi Floberg or Lee Roth
1+212-481-2050
gengsheng@tpg-ir.com

China Gengsheng Minerals, Inc.
Investor Relations
Mr. Shuai Zhang
gszs@gengsheng.com
+86-135-2551-0415